FOR IMMEDIATE RELEASE

Idenix Pharmaceuticals Contact:
Teri Dahlman (617) 995-9905

IDENIX RETAINS WORLDWIDE RIGHTS TO DEVELOP AND COMMERCIALIZE
IDX184 FOR THE TREATMENT OF HCV

CAMBRIDGE, Mass., October 29, 2009 — Idenix Pharmaceuticals, Inc. (Nasdaq: IDIX), a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases, today announced that Novartis Pharma AG has decided not to exercise its option to license IDX184, a novel liver-targeted prodrug of 2'-methyl guanosine nucleotide, for the treatment of HCV.  As a result, Idenix retains the worldwide rights to develop, commercialize and license IDX184 without any further obligation to Novartis.

“As we continue to develop IDX184, we look forward to seeking a partner that will assist us in maximizing the value of this asset," said Jean-Pierre Sommadossi, Ph.D., chairman and chief executive officer of Idenix.

About IDX184
IDX184 is a novel, liver-targeted 2'-methyl guanosine nucleotide prodrug, which includes Idenix's proprietary liver-targeting technology. This technology enables the delivery of nucleoside monophosphate to the liver, leading to the formation of high levels of nucleoside triphosphate, potentially maximizing drug efficacy and limiting systemic side effects with low, once-daily dosing.

About Idenix
Idenix Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts, is a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases. Idenix's current focus is on the treatment of infections caused by hepatitis C virus. For further information about Idenix, please refer to www.idenix.com.

Forward-looking Statements
This press release contains “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “plans,” “anticipates,” “will,” “expects,” “goal” or similar expressions, or by express or implied statements with respect to the company’s clinical development programs or commercialization activities in hepatitis C, or any potential pipeline candidates, including any expressed or implied statements regarding the efficacy and safety of IDX184, or any other product candidate and any future clinical trials involving our product candidates and expectations with respect to additional milestone payments, future royalty payments, funding of operations and future cash balances. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. There can be no guarantees that the company will advance any clinical product candidate or other component of its potential pipeline to the clinic, to the regulatory process or to commercialization. In particular, management’s expectations could be affected by unexpected regulatory actions or delays; uncertainties relating to, or unsuccessful results of, clinical trials, including additional data relating to the ongoing clinical trials evaluating its product candidates; the company’s ability to obtain additional funding required to conduct its research, development and commercialization activities; changes in the company’s business plan or objectives; the ability of the company to attract and retain qualified personnel; competition in general; and the company’s ability to obtain, maintain and enforce patent and other intellectual property protection for its product candidates and its discoveries. These and other risks which may impact management’s expectations are described in greater detail under the caption “Risk Factors” in the company’s annual report on Form 10-K for the year ended December 31, 2008 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, as filed with the Securities and Exchange Commission (SEC) and other filings that the company makes with the SEC.

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All forward-looking statements reflect the company’s expectations only as of the date of this release and should not be relied upon as reflecting the company’s views, expectations or beliefs at any date subsequent to the date of this release. Idenix anticipates that subsequent events and developments may cause these views, expectations and beliefs to change. However, while Idenix may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.

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